Exhibit 10.5
Executive Cash Incentive Plan
Isabella Bank Corporation and each of its subsidiaries, which include Isabella Bank, adopts this incentive plan, to be called the Isabella Bank Corporation Executive Cash Incentive Plan. The primary purpose of the plan, which provides Executives with incentive to achieve corporate objectives, is to promote the growth and profitability of the bank by attracting and retaining Executives of outstanding competence.
General Eligibility Requirements:

•	The plan is based on the calendar year.

•	Eligible Executives include the Isabella Bank Corporation President and Chief Executive Officer; the Isabella Bank President; and, the Isabella Bank Chief Financial Officer.

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Executives hired during the plan year prior to October 1st will be eligible to participate. In order to receive an award, a Participant must be employed on December 31st of the plan year. Participants that retire during the plan year are eligible for an award.

•	No award will be granted under this plan to a Participant who has been terminated for misconduct.

•	To receive an award, a Participant must receive a rating of “effective” or higher on their individual plan year performance evaluation.

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The award is calculated using salary earned by the Participant during the plan year. Other incentives, bonuses, commissions, or payments made to the Participant will be excluded from the award calculation.

Isabella Bank Corporation President and Chief Executive Officer Plan Details
The cash award potential is 30% of salary earned.

•	90% of the 30% award potential is based on the corporate performance objectives established by the Board of Directors.

•	10% of the 30% award potential is based on completion of individual performance goals established by the Board of Directors.
Bank President Plan Details
The cash award potential is 25% of salary earned.

•	90% of the 25% award potential is based on the corporate performance objectives established by the Board of Directors.

•	10% of the 25% award potential is based on completion of individual performance goals established by a Participant’s supervisor or the Board of Directors.

Chief Financial Officer Plan Details
The cash award potential is 20% of salary earned.

•	80% of the 20% award potential is based on the corporate performance objectives established by the Board of Directors.

•	20% of the 20% award potential is based on completion of individual performance goals established by a Participant’s supervisor or the Board of Directors.

Plan goals/rules are established annually and subject to change at the discretion of the Board of Directors.

The Company, acting through its authorized officer, has adopted this Plan effective as of January 1, 2020.

By:	/s/ David J. Maness

Name:	David J. Maness

Title:	Chairman, Isabella Bank Corporation Board of Directors

Date:	June 24, 2020